UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐    Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stericycle, Inc. announced today that the Compensation Committee of its Board of Directors has approved forms of agreement for stock option grants, forms of agreement for restricted stock unit awards, and forms of agreement for performance-based restricted stock unit awards, with respect to the company’s 2008, 2011, 2014 and 2017 incentive compensation plans.  Copies of the forms of agreement are attached hereto as Exhibits 10.1 – 10.7 and incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
10.1	Form of Stock Option Award Agreement under 2008 Incentive Stock Plan
10.2	Form of Stock Option Award Agreement under 2011 Incentive Stock Plan
10.3	Form of Stock Option Award Agreement under 2014 Incentive Stock Plan
10.4	Form of Stock Option Award Agreement under 2017 Long-Term Incentive Plan
10.5	Form of Restricted Stock Unit Award Agreement under 2017 Long-Term Incentive Plan
10.6	Form of Performance-Based Restricted Stock Unit Award Agreement under 2017 Long-Term Incentive Plan
10.7	Form of Performance-Based Restricted Stock Unit Award Agreement (Business Transformation) under 2017 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2018		Stericycle, Inc.

	By:	/s/ DANIEL V. GINNETTI

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer